Exhibit 10.4

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”), dated as of June 7, 2021 (the “Effective Time”), is entered into by and among Janus Parent, Inc., a Delaware corporation (the “Company”), and Clearlake Capital Partners V, L.P., a Delaware limited partnership, Clearlake Capital Partners V (USTE), L.P., a Delaware limited partnership, Clearlake Capital Partners V (Offshore), L.P., a Delaware limited partnership, Clearlake Capital Partners IV (Offshore), L.P., a Delaware limited partnership, and Clearlake Capital Partners IV (AIV-Jupiter) USTE, L.P., a Delaware limited partnership (each a “Sponsor” and together the “Sponsors”). Capitalized terms used but not otherwise defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement, dated as of December 21, 2020, by and among (i) Parent, (ii) the Company, (iii) JIH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“JIH Merger Sub”), (iv) Jade Blocker Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 1”), (v) Jade Blocker Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 2”), (vi) Jade Blocker Merger Sub 3, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 3”), (vii) Jade Blocker Merger Sub 4, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 4”), (viii) Jade Blocker Merger Sub 5, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 5”, and together with Blocker Merger Sub 1, Blocker Merger Sub 2, Blocker Merger Sub 3 and Blocker Merger Sub 4, the “Blocker Merger Subs” together with JIH, JIH Merger Sub, and Parent, the “Parent Parties”), (ix) Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 1”), (x) Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 2”), (xi) Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 3”), (xii) Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 4”), (xiii) Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 5”), and together with Blocker 1, Blocker 2, Blocker 3 and Blocker 4, the “Blockers”), (xiv) Janus Midco, LLC, a Delaware limited liability company (“Janus Midco”), (xv) Jupiter Management Holdings, LLC, a Delaware limited liability company (“Management Holdings”), (xvi) Jupiter Intermediate Holdco, LLC, a Delaware limited liability company (“Holdco”), (xvii) J.B.I., LLC, a Georgia limited liability company (“JBI”), and (xviii) Cascade GP, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker Owners (as defined below) and the Company Equityholders (as defined below) (the “Equityholder Representative”) (the “Equityholder Representative”) (as it may be amended or supplemented from time to time, the “BCA”). The Sponsors and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 1 are referred to herein, individually, as a “Holder” and, collectively, as the “Holders.”

WHEREAS, pursuant to the BCA, and in view of the valuable consideration to be received by the parties thereunder, the parties desire to enter into this Agreement, pursuant to which the JIH Common Stock or any other equity securities of JIH or securities that may be converted, exchanged or exercised into or for equity securities of the Company (the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1. Lock-Up Provisions.

(a) The Holders hereby agree not to, during the period commencing from the Closing and through (i) with regard to the Parent Warrants (as defined in the BCA), the thirtieth (30) day anniversary date of the Closing (the “Parent Warrants Lock-Up Period”) and (ii) with regard to all other Restricted Securities, the one hundred and eightieth (180) day anniversary of the date of the Closing (together with the Parent Warrants Lock-Up Period, the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Restricted Securities, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i) or (ii), a “Prohibited Transfer”); provided, for the avoidance of doubt, that nothing in this Agreement shall restrict any Holder’s right to cause the Company to file and cause to become effective a registration statement with the Securities and Exchange Commission naming such Holder as a selling securityholder (and to make any required disclosures on Schedule 13D in respect thereof). Notwithstanding the foregoing, the applicable Lock-Up Period and restrictions set forth in this Section 1 shall not apply to the:

(A) transfer of any or all of the Restricted Securities by a bona fide gift or charitable contribution;

(B) transfer of any or all of the Restricted Securities to any Permitted Transferee;

(C) transfer of any shares of Parent Common Stock in connection with a concurrent transfer of common stock in the Company in accordance with, as permitted by and subject to the terms and conditions of this Agreement, the BCA and the other agreements entered into in connection with the Closing; or

(D) establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Restricted Securities; provided, that such plan does not provide for the transfer of Restricted Securities during the applicable Lock-Up Period;

provided, however, that in the case of either (A) or (B), it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to such holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement; provided, further, that in the case of either (A) or (C) (to the extent such transfer is to a party other than a Permitted Transferee (other than any direct or indirect limited partner of the applicable Holder)), or in the event of a transfer to any direct or indirect limited partner of a Holder pursuant to clause (B), in each case such transfer or distribution shall not involve a disposition for value.

As used in this Agreement, the term “Permitted Transferee” shall mean:

(i) any direct or indirect general partner, limited partner, shareholder, member or owner of similar equity interests in a Holder; or

(ii) any affiliate of the Sponsors.

The Holders further agree to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Restricted Securities (and permitted transferees and assigns thereof) until the end of the applicable Lock-Up Period.

(c) During the applicable Lock-Up Period, each certificate or book-entry position evidencing any Restricted Securities shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of the Company with respect to the Restricted Securities during the applicable Lock-Up Period, including the right to vote any Restricted Securities that are entitled to vote. The Company agrees to (i) instruct its transfer agent to remove the legend in clause (c) immediately above upon the expiration of the applicable Lock-Up Period and (ii) if requested by the transfer agent, cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i).

Section 2. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any of the parties, in whole or in part (including by operation of law), without the prior written consent of the other parties hereto, which any such party may withhold in its absolute discretion.

(b) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights under this Agreement.

(c) Governing Law; Jurisdiction.

(i) This Agreement and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(ii) Each party irrevocably agrees that any Action arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, solely if such courts decline jurisdiction, in any federal court located in the State of Delaware), and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Each party agrees not to commence any Action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each party further agrees that notice as provided herein shall constitute sufficient service of process and each party further waives any argument that such service is insufficient. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (1) the Action in any such court is brought in an inconvenient forum, (2) the venue of such Action is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 2(D).

(e) Interpretation. The headings, titles and subtitles set forth in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except when the context requires otherwise, any reference in this Agreement to any Section or clause shall be to the Sections and clauses of this Agreement. The words “herein,” “hereto,” “hereof” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement. The term “or” means “and/or”. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”. Reference to any person includes such person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, all as in effect on the date of this Agreement. Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.

(f) No Presumption Against Drafting Party. Each of the parties acknowledges that it has participated jointly in the negotiation and drafting of this Agreement and has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

(g) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or electronic mail or postage prepaid mail (registered or certified) or nationally recognized overnight courier service and shall be deemed given when so delivered by hand or electronic mail, or if mailed, three (3) days after mailing (one Business Day in the case of overnight courier service), as follows:

If to the Company, to:

Janus Parent, Inc.

14 Fairmount Avenue

Chatham, New Jersey 07928

Attention: Brian Cook

Email: bcook@juniperindustrial.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, TX 77002

Attention: Doug Bacon, P.C.

Julian Seiguer, P.C.

E-mail:       doug.bacon@kirkland.com

                     julian.seiguer@kirkland.com

If to the Sponsors to:

Clearlake Capital Group, L.P.

233 Wilshire Blvd., Suite 800

Santa Monica, CA 90401

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, 37th Floor

Los Angeles, CA 90067

Attention: Luke Guerra, P.C.

E-mail: luke.guerra@kirkland.com

and

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, TX 77002

Attention: Matt Pacey, P.C.

E-mail: matt.pacey@kirkland.com

Notices or other communications to any other Holder that becomes a party hereto pursuant to Section 1 shall be delivered to the address set forth in the applicable joinder agreement or other instrument executed by such Holder and binding such Holder to the terms of this Agreement.

(h) Amendments and Waivers. Only upon the approval by a majority of the members of the Board of Directors of the Company then in office that qualify as “independent” for purposes of audit committee membership under Section 10A-3 under the Exchange Act of 1934, as amended, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived by the Company, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of Restricted Securities, shall require the consent of the Holder so affected. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party or parties against whom such waiver is to be effective. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(i) Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(j) Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof.

(k) Entire Agreement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the BCA or any documents related thereto or referred to therein. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the obligations of any of the Holders under any other agreement between any of the Holders and the Company or any certificate or instrument executed by any of the Holders in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of any of the Holders under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Execution of Agreement. This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one (1) and the same agreement, and shall become effective when one (1) or more such counterparts have been signed by each of the parties and delivered to the other party. Facsimile or electronic mail transmission of counterpart signatures to this Agreement shall be acceptable and binding.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

JANUS PARENT, INC.

By:	/s/ Brian Cook
Name: Brian Cook
Title: President

[Signature Page to Lock-Up Agreement]

SPONSORS:

CLEARLAKE CAPITAL PARTNERS V, L.P.

By:	Clearlake Capital Partners V GP, L.P.
Its: General Partner

By:	/s/ Fred Ebrahemi
Name: Fred Ebrahemi
Title: General Counsel, Vice President and Secretary

CLEARLAKE CAPITAL PARTNERS V (USTE), L.P.

By:	Clearlake Capital Partners V GP, L.P.
Its:	General Partner

By:	/s/ Fred Ebrahemi
Name: Fred Ebrahemi
Title: General Counsel, Vice President and Secretary

CLEARLAKE CAPITAL PARTNERS V (OFFSHORE), L.P.

By:	Clearlake Capital Partners V GP, L.P.
Its:	General Partner

By:	/s/ Fred Ebrahemi
Name: Fred Ebrahemi
Title: General Counsel, Vice President and Secretary

[Signature Page to Lock-Up Agreement]

CLEARLAKE CAPITAL PARTNERS IV (OFFSHORE), L.P.

By:	Clearlake Capital Partners IV GP, L.P.
Its:	General Partner

By:	/s/ Fred Ebrahemi
Name:	Fred Ebrahemi
Title:	Co-President and Secretary

CLEARLAKE CAPITAL PARTNERS IV (AIV-JUPITER), L.P.

By:	Clearlake Capital Partners IV GP, L.P.
Its:	General Partner

By:	/s/ Fred Ebrahemi
Name:	Fred Ebrahemi
Title:	Co-President and Secretary

[Signature Page to Lock-Up Agreement]